Exhibit 10.12

VMWARE, INC.
2007 EQUITY AND INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
I.    NOTICE OF GRANT

Unless otherwise defined herein, the terms defined in the VMware, Inc. 2007 Equity and Incentive Plan (the “Plan”) will have the same defined meanings in this notice of grant (“Notice of Grant”) and Restricted Stock Unit agreement (“Agreement”).

Name:    (“Participant”)

Address:

The Participant has been granted an Award of Restricted Stock Units (“RSUs”). Each RSU represents the right to receive one share of Stock, subject to the terms and conditions of this Notice of Grant, the Plan and this Agreement, as follows:
Grant Number:

Date of Grant:

Vesting Commencement Date:

Number of RSUs:

Vesting Schedule:

[VESTING SCHEDULE TO BE REVISED FOR EACH EMPLOYEE] [[___]% of the total Number of RSUs will vest on the [____] month anniversary of the Vesting Commencement Date and [___]% vests on each subsequent [___] month anniversary], subject to the Participant’s continuing employment with the Company, any Subsidiary, the Parent or an Affiliate in which the Company and Parent hold, directly or indirectly, an aggregate of at least 80% of the equity or voting interest through each vesting date.

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II.    AGREEMENT
1.Grant of the RSUs. The Company has granted the Participant the number of RSUs set forth in the Notice of Grant. However, unless and until the RSUs have vested, the Participant has no right to the payment or receipt of any Stock subject thereto. Prior to actual payment or receipt of any Stock, the RSUs represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.    Vesting of RSUs. Subject to Section [4] [“Administrator Discretion”], the Participant will vest in the RSUs in accordance with the vesting schedule set forth in the Notice of Grant; provided that, in the event the Participant incurs a termination of employment for any reason other than [those set forth in Section [#][“Certain Terminations”]] [due to the Participant’s death or termination by the Company due to “disability” (as defined under the applicable long-term disability plan of the Company, Subsidiary, Parent or Affiliate, or, if there is no such plan, as determined by the Board or the Committee (each, the “Administrator”))], such that the Participant is no longer employed by the Company, any Subsidiary, the Parent or an Affiliate in which the Company and Parent hold, directly or indirectly, an aggregate of at least 80% of the equity or voting interest, the Participant’s right to vest in the RSUs and to receive the Stock related thereto will terminate effective as of the date that Participant ceases to be so employed and thereafter, the Participant will have no further rights to such unvested RSUs or the related Stock. In such case, any unvested RSUs held by the Participant immediately following such termination of employment will be deemed reconveyed to the Company and the Company will thereafter be the legal and beneficial owner of the unvested RSUs and will have all the rights and interest in or related thereto without further action by the Participant. [In the event that the Participant’s employment is terminated by reason of death or disability, then any unvested portion of the RSUs will automatically accelerate and the Participant will become fully vested in the RSUs upon termination of employment by reason of death or disability.] In all cases, the date of termination of employment will be determined in the sole discretion of the Administrator.
3.    Issuance of Stock. No Stock will be issued to the Participant prior to the date on which the RSUs vest. After any RSUs vest and subject to the terms of this Agreement, including without limitation Section [6][“Death of Participant”] hereof, the Company will cause to be issued (either in book-entry form or otherwise) to the Participant or the Participant’s beneficiaries, as the case may be, that number of shares of Stock corresponding to the number of such vested RSUs as soon as administratively practicable following vesting, but in no event will the issuance of such shares be made subsequent to March 15th of the year following the year in which the shares vested. No fractional shares of Stock will be issued under this Agreement. Notwithstanding any provision in the Plan to the contrary, the RSUs will be settled only in shares of Stock.
[[#].    Certain Terminations.
(a)    Death or Disability. In the event that the Participant’s employment is terminated by reason of death or termination by the Company due to “disability” (as defined under the applicable long-term disability plan of the Company, Subsidiary, Parent or Affiliate, or, if there is no such plan, as determined by the Board or the Committee (each, the

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“Administrator”)), then any unvested portion of the RSUs will automatically accelerate and the Participant will become fully vested in the RSUs upon termination of employment by reason of death or disability.
(b)    Involuntary Terminations Following Change in Control. If, within the first twelve months following a “Change in Control” (as defined below), the Participant incurs an involuntary termination of employment other than for “Cause” (as defined below) or the Participant terminates employment for “Good Reason” (as defined below), then, subject to the Participant signing and not revoking the Company’s standard form of employee termination certificate and a general release of all claims that the Participant may have against the Company in a form reasonably satisfactory to the Company, which form will include customary non-solicit and non-disparagement provisions (the “Release”) any unvested portion of the RSUs will automatically accelerate, and the Participant will, upon the date of such termination, become fully vested in the RSUs.
[(#)    Termination within [#] Months. If, within [#] months of the Vesting Commencement Date, the Company terminates the Participant’s employment without “Cause” or the Participant terminates employment with “Good Reason” and Section [#](b) [“Involuntary Terminations Following a Change of Control”] is not applicable to such termination of employment, then, subject to the Participant signing and not revoking the Release, 50% of any unvested RSUs from this Agreement will automatically accelerate, and the Participant will, upon the date of such termination, become fully vested in such RSUs. The Participant’s receipt of benefits under this Section [#(#)] is subject to Section [#(#)][“Payment Date”] and Section [#][“Section 409A Exemption”] below.]
(c)    Payment Date. Subject to Section [#][“Section 409A Exemption”] below, all payments and benefits under subsection (b) [“Involuntary Terminations Following a Change of Control”] [and [(#)] [“Involuntary Terminations”]] above and the effective date of any acceleration of vesting under subsection (b) as to any RSUs held by the Participant will become effective on the 60th day following the Participant’s termination of employment or on the next business day if such 60th day is not a business day, with such date referred to as the “Payment Date.” The Company will provide the Release to the Participant within five business days of the Participant’s termination of employment. The Participant will not be entitled to any payment or benefit under subsection (b) [“Involuntary Terminations Following a Change of Control”] [and [(#)] [“Involuntary Terminations”]] above if the Participant’s Release has not become effective as of the third business day preceding the Payment Date.]
4.    Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the RSUs at any time, subject to the terms of the Plan. If so accelerated, such RSUs will be considered as having vested as of the date specified by the Administrator.
5.    Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory

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to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
6.    Taxes.
(a)    Generally. The Participant is ultimately liable and responsible for all taxes owed in connection with the RSU, regardless of any action the Company or any entity employing the Participant (the “Employer”) takes with respect to any tax withholding obligations that arise in connection with the RSU. Neither the Company nor the Employer make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the RSU or the subsequent sale of Stock issuable pursuant to the RSU. The Company and the Employer do not commit and are under no obligation to structure the RSU to reduce or eliminate the Participant’s tax liability.
(b)    Payment of Withholding Taxes. Notwithstanding any contrary provision of this Agreement, no Stock will be issued to the Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by the Participant with respect to the payment of any taxes which the Company determines must be withheld with respect to the RSUs. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may satisfy such tax withholding obligations, in whole or in part, by withholding otherwise deliverable Stock having an aggregate Fair Market Value sufficient to (but not exceeding) the minimum amount required to be withheld or by the sale of shares of Stock to generate sufficient cash proceeds to satisfy any such tax withholding obligation. The Participant hereby authorizes the Administrator to take any steps as may be necessary to effect any such sale and agrees to pay any costs associated therewith, including without limitation any applicable broker’s fees. In addition, and to the maximum extent permitted by law, the Company may exercise the right to retain, without notice, from salary or other amounts payable to the Participant, cash having a value sufficient to satisfy any tax withholding obligations that cannot be satisfied by the withholding or sale of otherwise deliverable shares of Stock.
7.    Changes in Stock. In the event that any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, or other similar corporate transaction or event affecting the Stock occurs such that an adjustment or change is determined by the Administrator (in its sole discretion) to be necessary or appropriate, the Administrator will proportionately adjust this Award in accordance with the terms of the Plan, including adjustments in the number and kind of shares of Stock or other property the Participant would have received upon vesting of the RSUs; provided, however, that the number of shares of Stock into which the RSUs may be converted will always be a whole number.
8.    Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Stock deliverable hereunder unless and until certificates representing such Stock (which may be in book entry form) will have been issued and recorded on the records of

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the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Stock and receipt of dividends and distributions on such Stock.
9.    No Effect on Employment. The transactions contemplated hereunder and the vesting schedule set forth in the Notice of Grant do not: (i) constitute an express or implied promise of continued employment for any period of time, (ii) interfere with right of the Company, the Parent, any Subsidiary or Affiliate right to terminate the Participant’s employment at any time in accordance with applicable law, or (iii) entitle the Participant to pay additional rights under the Plan or under any other welfare or benefit plan of the Company, the Parent, any Subsidiary or Affiliate.
10.    Nature of Grant. In accepting the RSUs, the Participant acknowledges that: (a) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs even if RSUs have been granted repeatedly in the past; (b) all decisions with respect to future Awards of RSUs, if any, will be at the sole discretion of the Company; (c) the future value of the underlying Stock is unknown and cannot be predicted with certainty; (d) in consideration of the Award of RSUs, no claim or entitlement to compensation or damages will arise from termination of the RSUs or any diminution in value of the RSUs or Stock received when the RSUs vest resulting from the Participant’s termination of employment by the Employer (for any reason whatsoever and whether or not in breach of local employment laws), and the Participant irrevocably releases the Company, the Parent, the Subsidiary and Affiliate from any such claim that may arise; (e) in the event of involuntary termination of the Participant’s employment (whether or not in breach of local employment laws), the Participant’s right to receive RSUs and vest under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law or contract, and the Company will have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the RSUs; (f) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Stock; and (g) the Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
11.    Black Out Periods. The Participant acknowledges that, to the extent the vesting of any RSUs occurs during a “blackout” period wherein certain employees, including the Participant, are precluded from selling Stock, the Administrator retains the right, in its sole discretion, to defer the delivery of the Stock pursuant to the RSU; provided, however, that the Administrator will not exercise its right to defer the Participant’s receipt of such Stock if such shares of Stock are specifically covered by a Rule 10b5-1 trading plan of the Participant which causes such shares to be exempt from any applicable blackout period then in effect. In the event the receipt of any shares of Stock is deferred hereunder due to the existence of a regularly scheduled blackout period, such shares will be issued to the Participant on the first day following the termination of such regularly scheduled blackout period; provided, however, that in no event

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will the issuance of such shares be deferred subsequent to March 15th of the year following the year in which the shares otherwise would have been issued. In the event the receipt of any shares of Stock is deferred hereunder due to the existence of a special blackout period, such shares will be issued to the Participant on the first day following the termination of such special blackout period as determined by the Company’s General Counsel or his or her delegatee; provided, however, that in no event will the issuance of such shares be deferred subsequent to March 15th of the year following the year in which such shares otherwise would have been issued. Notwithstanding the foregoing, any deferred shares of Stock will be issued promptly to the Participant prior to the termination of the blackout period in the event the Participant ceases to be subject to the blackout period. The Participant hereby represents that he or she accepts the effect of any such deferral under relevant federal, state and local tax laws or otherwise.
12.    Award is Not Transferable. Except to the limited extent provided in Section [5][“Death of Participant”] above, this Award of RSUs and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way by the Participant (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until the Participant has been issued the Stock. Upon any attempt by the Participant to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void. The terms of this Agreement will be binding upon the Participant’s executors, administrators, heirs, successors and any permitted transferees.
13.    Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other RSU grant materials (“Data”) by and among, as applicable, the Employer, the Company, the Parent, the Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all RSUs or any entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan. The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipients’ country (e.g., the U.S.) may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a third party. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the

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Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing his or her consent is that the Company would not be able to grant the Participant RSUs or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan.
14.    Entire Agreement. This Agreement, subject to the terms and conditions of the Plan and the Notice of Grant, represents the entire agreement between the parties with respect to the RSUs.
15.    Binding Agreement. Subject to the limitation on the transferability of this Award contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
16.    Additional Conditions to Issuance of Certificates for Stock. The Company will not be required to issue any certificate or certificates for Stock hereunder prior to fulfillment of all the following conditions: (a) the admission of such Stock to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Stock under any state, federal or foreign law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator, in its absolute discretion, deems necessary or advisable; (c) the obtaining of any approval or other clearance from any state, federal or foreign governmental agency, which the Administrator, in its absolute discretion, determines to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the RSUs as the Administrator may establish from time to time for reasons of administrative convenience.
17.    Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.
18.    Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Participant, the Company, the Employer and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
19.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
20.    Definitions. [In the event that the term “Cause” is not defined in an employment agreement entered into by the Participant, the occurrence of any of the following, as reasonably determined by the Company or the Administrator in good faith, will constitute “Cause,” provided

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that the Participant has been given notice by the Company of the existence of Cause and, if the existence of Cause is curable, a reasonable opportunity to cure the existence of such Cause:] [Unless otherwise defined in an employment agreement entered into between the Participant and the Company that covers this grant, the terms set forth below will have the following meanings: Cause. The occurrence of any of the following, as reasonably determined by the Company in good faith, will constitute “Cause”]:
(i)    willful neglect, failure or refusal by the Participant to perform his or her employment duties (except resulting from the Participant’s incapacity due to illness) as reasonably directed by his or her employer;
(ii)    willful misconduct by the Participant in the performance of his or her employment duties;
(iii)    the Participant’s indictment for a felony (other than traffic related offense) or a misdemeanor involving moral turpitude; or
(iv)    the Participant’s commission of an act involving personal dishonesty that results in financial, reputational, or other harm to the Company and its Affiliates and Subsidiaries, including, but not limited to, an act constituting misappropriation or embezzlement of property.
[The Company is required to deliver a Notice of Termination (as defined below) to the Participant and to provide 30 days to remedy the event or condition giving rise to Cause (if such event or condition is capable of remedy) in order to terminate his or her employment for Cause. No act or failure to act on the Participant’s part will be deemed “willful” for purposes of this Cause definition unless committed or omitted by the Participant in bad faith and without reasonable belief that his or her act or failure to act was in, or not opposed to, the best interests of the Company.]
[[(#)] Change in Control. “Change in Control” of the Company means and includes any of the following occurrences:
(1)    Any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes a Beneficial Owner in connection with subsection (2) below. For the avoidance of doubt, any change in the Persons who are the direct or indirect Beneficial Owners of the securities of Parent will not be deemed to constitute a change in the direct or indirect Beneficial Owners of the Company for purposes of this subsection (1);
(2)    There is consummated a merger or consolidation of the Company with any other corporation or similar entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being

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converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger of consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or
(3)    The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than, following a “355 Distribution” (as defined below), a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Any other provision of this definition notwithstanding, the term Change in Control will not be deemed to have occurred by virtue of: (i) any transaction which results in such Participant, or a group of Persons in which such Participant has a substantial interest, acquiring, directly or indirectly, 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities, or (ii) Parent’s distribution of the Company’s shares in a transaction intended to qualify as a distribution under Section 355 (“355 Distribution”) of the Internal Revenue Code of 1986, as amended (the “Code”).]
[[(#)]“Good Reason” for a Participant to resign his or her employment means that one or more of the following has occurred without his or her express written consent:
(1)    any materially adverse alteration in the Participant’s role, reporting relationship or in the nature or status of the Participant’s responsibilities relative to his or her role, reporting relationship or responsibilities at any time following the Change in Control, provided that neither a mere change in title nor in the fact that the Participant no longer holds following a Change in Control the same position in a public company as he or she held before the transaction will alone constitute Good Reason;
(2)    a material diminution by the Company in the Participant’s base salary (excluding a reduction that also is applied to all similarly situated employees of the Company and that reduces the Participant’s base salary by a percentage reduction that is no greater than the lowest percentage reduction applied to any other such individual), or a material diminution by the Company in the Participant’s target level of annual incentive bonus relative to his or her highest base salary and highest target level of annual incentive bonus, respectively, following a Change in Control, or ineligibility for a bonus program providing for a target level of annual incentive bonus;

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(3)    relocation of the Participant’s principal place of employment to a location more than 50 miles from his or her principal place of employment at any time following a Change in Control (which may be his or her home); or
(4)    a material breach of the Company’s obligations under this Agreement.
In order for a Participant to invoke a termination due to Good Reason in a manner that would entitle him or her to acceleration pursuant to Section [#] [“Certain Terminations”] above, (i) the Participant must provide a Notice of Termination to the senior officer of the Company’s Human Resources group of his or her intention to terminate due to such event or condition within 90 days of the initial occurrence or existence of such event or condition and provide the Company with 30 days from receipt of the notice to remedy the event or condition, (ii) the Company must fail to effect such remedy within the 30-day cure period, and (iii) the effective date of the resignation must occur within 90 days after the end of the 30-day cure period. ]
[[(#)] “Notice of Termination” means a written notice by the Company in the event it is terminating the Participant’s employment with Cause or by the Participant in the event he or she is resigning for Good Reason, which written notice indicates the specific provision in this Plan being relied upon and sets forth in reasonable detail any facts and circumstances claimed to provide a basis for such termination of the Participant’s employment under the provision so indicated.]
[[(#)] “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) of the Exchange Act but excluding (i) the Company or Parent, any of their respective subsidiaries or any employee benefit plan sponsored or maintained by the Company, Parent or any of their respective subsidiaries (including any trustee or other fiduciary of any such plan), (ii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.]
[[(#)].    Cancellation, Recission and Recoupment of Award. Participant hereby acknowledges that this Award and any shares of Stock issued pursuant to this Award are subject to cancellation, recission, repayment or other action at the discretion of the Board or the Committee as set forth in Section 7(d) of the Plan in the event that Participant engages in “Detrimental Activity” as such term is defined therein.]
[[(#)].    Section 409A Exemption. It is intended that the Award satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code provided under Treasury Regulation Section 1.409A-1(b)(4) or to comply with Code Section 409A, and the Award will be so interpreted and administered. Notwithstanding the foregoing, if the Company determines that the Award may not either be exempt from or compliant with Code Section 409A, the Company may, with the Participant’s prior written consent, adopt such amendments to this Plan or adopt other policies and procedures (including amendments, policies and procedures with

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retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (i) exempt the Award from Code Section 409A and preserve the intended tax treatment of the Award, or (ii) comply with the requirements of Code Section 409A; provided, however, that there is no obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, and in any event, no such action will reduce the amount of compensation that is owed to the Participant under this Award without the Participant’s prior written consent.]
21.    Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
22.    Notice of Governing Law. This Agreement will be governed by the internal substantive laws, but not the choice of law rules of the State of Delaware.
23.    Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof will not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.
24.    Notices. Any notice which either party hereto may be required or permitted to give the other must be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Company, at the address provided below, and the Participant at his or her address as shown on the Company’s, or the Employer’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.
To the Company:    VMware, Inc.
                3401 Hillview Avenue
                Palo Alto, CA 94304
                Attention: Stock Administrator

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Unless the Participant notifies the Company within ten (10) days following receipt of this Agreement that he or she declines this Award, the Participant will be deemed to have accepted and agreed to the terms and conditions of this Agreement and the Plan. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, which are incorporated herein by reference.

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